UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):                    January 12, 2011
Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix,
Arizona		85040

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:                    (480) 966-5394

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.
     Annual Meeting of Class B Shareholders
     The Annual Meeting of the holders of Class B Common Stock (the “Class B Shareholders”) of Apollo Group, Inc. (the “Annual Meeting”) was held on Wednesday, January 12, 2011.
     Election of Directors
     At the Annual Meeting, the Class B Shareholders elected each of the following incumbent directors to Apollo Group’s Board of Directors to serve until the next annual meeting of Class B Shareholders in 2012, or until his or her earlier resignation or removal as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
Dr. John G. Sperling	475,149	0	0	0
Terri C. Bishop	475,149	0	0	0
Gregory W. Cappelli	475,149	0	0	0
Dino J. DeConcini	475,149	0	0	0
Samuel A. DiPiazza, Jr.	475,149	0	0	0
Charles B. Edelstein	475,149	0	0	0
Stephen J. Giusto	475,149	0	0	0
Dr. Roy A. Herberger, Jr.	475,149	0	0	0
Dr. Ann Kirschner	475,149	0	0	0
K. Sue Redman	475,149	0	0	0
Manuel F. Rivelo	475,149	0	0	0
Peter V. Sperling	475,149	0	0	0
George A. Zimmer	475,149	0	0	0
     Ratification of Deloitte & Touche LLP Appointment
     In addition to electing Apollo Group’s Board of Directors, at the Annual Meeting the Class B Shareholders also ratified the appointment of Deloitte & Touche LLP as Apollo Group’s independent registered public accounting firm for the fiscal year ending August 31, 2011, as follows:

For	Against	Abstain	Broker Non-Vote
475,149	0	0	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
January 14, 2011	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President and Chief Financial Officer